UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K	OMB Number: 3235-0060 Expires: March 31, 2018 Estimated average burden hours per response……..5.71

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2017

MAJOR LEAGUE FOOTBALL, INC (MLFB)
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7319 Riviera Cover #7 Lakewood Ranch, FL	34202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(847) 924-4332

Former Address: 9515 Atlanta Ave. Suite 5746, Huntington Beach, CA 92616

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2017, Frank Murtha, returned to MFLB as Senior Executive Vice President in light of the former President and CEO’s breach of the securities purchase agreement. Pursuant to MFLB’s Bylaws, in the absence of the President, Frank Murtha, as the senior executive vice president, is authorized to perform the duties of the president. Mr. Murtha executed a corporate resolution dated November 1, 2017 in which he made certain appointments as set forth in the Corporate Resolution attached hereto.

Item 5.01 Changes in Control of Registrant

Frank Murtha has assumed control of MLFB following Jerry C. Craig’s departure. Mr. Murtha intends to call a shareholder’s meeting for the purpose of electing directors.

Item 9.01 Financial Statments and Exhibits

Exhibit No.	Description
99.01	Corporate Resolution

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Frank Murtha
Senior Vice President

Dated: November 3, 2017

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